UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a -101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Ryerson Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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227 W. Monroe St., 27th Floor
Chicago, Illinois 60606

Notice of Postponed Annual Stockholders’ Meeting

Friday, May 22, 2020 2:00 p.m., Central Daylight Time

Hotel Blackhawk

200 East 3rd Street

Davenport, Iowa 52801

May 1, 2020

To our Stockholders:

On April 14, 2020, Ryerson Holding Company (the “Company”), a leading value-added processor and distributor of industrial metals, announced that its 2020 Annual Meeting of Stockholders had been rescheduled from April 28, 2020 to Friday, May 22, 2020, due to the novel coronavirus (COVID-19) pandemic.

The Company’s 2020 Annual Meeting of Stockholders will occur on Friday, May 22, 2020 at 2:00 p.m. Central Daylight Time at the Hotel Blackhawk, 200 East 3rd Street, Davenport, Iowa 52801.

We decided to postpone the 2020 Annual Meeting of Stockholders due to the COVID-19 pandemic, including the restrictions in place under the Illinois Executive Order in Response to COVID-19 and in order to protect the health and safety of our employees and shareholders.  No changes have been made to the proposals to be brought before the 2020 Annual Meeting of Stockholders, which are presented in the definitive proxy statement on Schedule 14A that we filed with the Securities and Exchange Commission on March 13, 2020 (the “Proxy Statement”).

As previously stated, at the meeting, we will consider:

Ο	The election of two directors;
Ο	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020; and
Ο	Such other business as may properly come before the meeting

In connection with the postponement of the 2020 Annual Meeting of Stockholders, a new record date has been set for purposes of determining stockholders entitled to vote at the 2020 Annual Meeting of Stockholders. Stockholders who owned shares of our stock at the close of business on April 30, 2020 can vote on the foregoing proposals.

Your vote is important regardless of the number of shares of stock you own.  Whether you plan to attend or not, please review our proxy materials and request a proxy card to sign, date and return, or submit your voting instructions by telephone or through the Internet.  Instructions for each type of voting are included in the Notice of Internet Availability of Proxy Materials that you received and in our previously provided Proxy Statement. If you plan to attend the meeting and prefer to vote at that time, you may do so.  If you hold your shares through a broker, bank, or other institution, please be sure to follow the voting instructions that you receive from the holder.  The holder will not be able to vote your shares on any of the proposals except the ratification of the appointment of Ernst & Young LLP unless you have provided voting instructions.

If you are a stockholder as of the close of business on April 30, 2020, this Notice of Postponed Annual Meeting and a proxy card or voting instruction form are being mailed or made available to stockholders on or about May 1, 2020.

If, after providing voting instructions, you later decide to change your voting instructions, you may do so by (i) attending the Annual Meeting and voting in person by ballot or (ii) submitting a new proxy card or voting instructions by mail, telephone or through the Internet.

We are actively monitoring the COVID-19 pandemic and in the event it is not possible or advisable to hold our meeting in person, we will announce alternative arrangements for a virtual or hybrid meeting in advance.

Mark S. Silver

Executive Vice President, General Counsel & Chief Human Resources Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2020: THE PROXY STATEMENT AND THE

ANNUAL REPORT ARE AVAILABLE AT http://www.proxyvote.com.